As filed with the Securities and Exchange Commission on June 14, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Donnelley Financial Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7380	36-4829638
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Donnelley Financial Solutions, Inc.

35 West Wacker Drive

Chicago, Illinois 60601

(844) 866-4337

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer B. Reiners

General Counsel & Chief Compliance Officer

Donnelley Financial Solutions, Inc.

35 West Wacker Drive

Chicago, Illinois 60601

(312) 326-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert W. Downes, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000	James J. Clark, Esq. Helene R. Banks, Esq. Marc R. Lashbrook, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 (212) 701-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-216933)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(2)(3)
Common Stock, $0.01 par value per share	$150,124,645.50	$574.95

(1)	Includes offering price of shares of common stock that the underwriters have the option to purchase.
(2)	Based on the public offering price of $21.25 per share.
(3)	The Registrant previously registered an aggregate of $145,163,868.84 worth of its common stock on a Registration Statement on Form S-1 (Reg. No. 333-216933), for which filing fees of $16,824.49 were paid.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-216933), which was declared effective by the Commission on June 13, 2017, and is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $4,960,776.66. The required opinions and consents are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on the 14th day of June, 2017.

Donnelley Financial Solutions, Inc.

By:	/s/ Daniel N. Leib
Name:	Daniel N. Leib
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of June, 2017.

Signature	Title

/s/ Daniel N. Leib	Chief Executive Officer and Director
Daniel N. Leib	(principal executive officer)

/s/ David A. Gardella	Chief Financial Officer
David A. Gardella	(principal financial officer)

/s/ Kami S. Turner	Controller and Chief Accounting Officer (principal accounting officer)
Kami S. Turner

*By:	/s/ Jennifer B. Reiners
Name:	Jennifer B. Reiners as attorney-in-fact for the directors

DIRECTORS:

Richard L. Crandall*

Luis A. Aguilar*

Nanci E. Caldwell*

Charles D. Drucker*

Gary G. Greenfield*

Lois M. Martin*

Oliver R. Sockwell*

*	By power of attorney

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Sullivan & Cromwell LLP (incorporated by reference to Exhibit 5.1 to the Form S-1 Registration Statement (Registration No. 333-216933), filed by Donnelley Financial Solutions, Inc. on March 24, 2017).

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Form S-1 Registration Statement (Registration No. 333-216933), filed by Donnelley Financial Solutions, Inc. on March 24, 2017).

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